Exhibit 10.7

PLAN AGENT AGREEMENT

This Plan Agent Agreement (as it may be amended, modified, supplemented or restated from time to time, this “Agreement”) is made effective this ______ day of ___________, 2024, by and among the following parties (each a "Party" and, collectively, the "Parties"): (a) Whitestone Industrial-Office LLC and its debtor affiliates, as debtors and debtors in possession in the Chapter 11 Cases (defined below) (collectively, the "Debtors")1, which shall include the reorganized debtors after the Effective Date2 of the Plan); and (b) Frances A. Smith, as the duly-appointed Plan Agent (defined below).

RECITALS

WHEREAS, on March 4, 2024 (the "Petition Date"), each of the Debtors filed voluntary petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court" or “Bankruptcy Court”), thereby initiating the bankruptcy cases (the "Chapter 11 Cases"); and

WHEREAS, on July 24, 2024, the Debtors filed their Third Amended Joint Plan of Liquidation [Docket No. 220]; and

WHEREAS, on September 5, 2024, Whitestone REIT Operating Partnership, L.P. ("WROP") filed its Objection to the Debtors' Third Amended Joint Plan of Liquidation [Docket No. 300]; and

WHEREAS, on September 16, 2024, the Debtors filed their Notice of Appointment of Plan Agent for Third Amended Joint Plan of Liquidation [Docket No. 303]; and

WHEREAS, on October 22, 2024, the Debtors filed their Fourth Amended Joint Plan of Liquidation [Docket No. 367]; and

WHEREAS, on November 6, 2024, the Debtors filed their Fifth Amended Joint Plan of Liquidation (as it may be further modified or amended, the "Plan"), a copy of which is attached hereto as Exhibit A; and

WHEREAS, on ___________, 2024, the Court entered an Order confirming the Plan (the "Confirmation Order"), a copy of which is attached hereto as Exhibit B; and

1 The Debtors in these jointly administered cases are: Whitestone Industrial-Office, LLC (“Whitestone Industrial”) [Case No. 24-30653]; Whitestone Offices, LLC (“Whitestone Offices”) [Case No. 24-30654]; Whitestone CP Woodland Ph 2 LLC (“Whitestone CP”) [Case No. 24-30655]; Pillarstone Capital REIT Operating Partnership, LP (the “Partnership”) [Case No. 24-30656]; and Pillarstone Capital REIT (“Pillarstone”) [Case No. 24-30657].

2 All capitalized terms not defined herein shall have the meaning set forth in the Plan.

WHEREAS, the Plan contemplates, on the Effective Date, the appointment of a Plan Agent to administer the claims of all parties holding claims against the Debtors or held by the Debtors against others, including claims the Debtors may have against one another; and

WHEREAS, the Court shall have jurisdiction over the Plan Agent and any disputes regarding the Plan Agent’s proposed resolution of Claims;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Parties agree as follows:

Article I

DEFINITIONS AND INTERPRETATIONS

1.1         “Claims” shall mean (a) all claims, causes of action, and rights appurtenant thereto the Debtors may have, whether known or unknown, asserted or unasserted, against any party, including each other, and (b) all claims, causes of action, and rights appurtenant thereto asserted or held by non-Debtor third parties against the Debtors, including but not limited to all secured, administrative, professional, priority, general unsecured claims, and equity interests scheduled by or filed against the Debtors in the Chapter 11 Cases, now or in the future.

1.2         Agreement Terms Control. In the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Agreement shall govern and control. References herein to the "Plan" shall also include the terms, provisions and Plan modifications as set forth in the Confirmation Order.

Article II

PLAN AGENT FUNCTIONS AND DUTIES

2.1         Role of Plan Agent. The Plan Agent is appointed for the purposes of administering all Claims and making distributions to holders of allowed claims and equity interests under the Plan. The Plan Agent’s administration of the Claims may include, without limitation, and pursuant to her reasonable business judgment, investigating, prosecuting, objecting to, resolving, reconciling, compromising, litigating, administering, and making distributions on account of, the Claims. The Plan Agent is not a trustee, and shall not participate in the management or operations of the Debtors’ businesses, assets or financial affairs. The Plan Agent’s administration of Claims shall not include the review and approval of the day-to-day operational expenses of the Debtors’ business post-confirmation, unless the Court determines cause exists for the Plan Agent to do so after notice and hearing.

2.2         Resolution of Claims. The Plan Agent shall have the sole and exclusive authority, to administer the Claims. If the Plan Agent determines to compromise a Claim involving WROP, any Debtor, or any of their respective insiders, officers, directors, trustees, affiliates, or professionals, then the Plan Agent shall promptly file a motion pursuant to Federal Rule of Bankruptcy Procedure 9019 (“9019 Motion”) seeking Bankruptcy Court approval upon notice and hearing. Any party in interest may file a good-faith objection to such 9019 Motion. Once the Court reaches a final adjudication on the 9019 Motion, the Plan Agent shall proceed to implement the Court’s ruling to the best of her ability and pursuant to her reasonable business judgment. The Plan Agent shall have the authority to make demand on the Debtors for funds necessary to satisfy allowed Claims asserted against a Debtor from that Debtor’s funds (even if held by the Partnership), which may include sales proceeds. Debtors shall make such disbursements to the Plan Agent, within 7 days of her request, so that the Plan Agent may issue distributions to holders of allowed Claims pursuant to this Agreement and the Plan. Distributions shall be made in accordance with the absolute priority rule and Plan such that all claims shall be administered and paid before distributions are made to holders of equity interests.

2.3         Retention of Professionals. The Plan Agent may retain law firms or other professionals or experts to assist in resolving the Claims as necessary to efficiently collect the Claims in accordance with the terms of the Plan. Such professionals shall specifically include a Conflict Plan Agent for a specific Debtor and his or her professionals in the event the Plan Agent identifies a conflict among the Debtors. The terms of this Agreement shall apply to any Conflict Plan Agent.

2.4         Compensation and Reimbursement of Plan Agent. The Plan Agent shall receive compensation as a flat fee the amount of $10,000.00 per month, plus reimbursement of actual, necessary expenses, to be paid at the end of each month following the Effective Date, for so long as administration of the case requires the services of the Plan Agent and completion of the terms of the Plan. If during any month the Plan Agent spends more than fifteen (15) hours in the performance of her duties she shall be compensated at a rate of $650.00 per hour for each additional hour of services. All compensation and reimbursement of expenses of the Plan Agent and Conflict Plan Agent, if any, shall be paid by the Debtors. Any dispute between the Plan Agent or Conflict Plan Agent and the Debtors as to compensation or reimbursement that cannot be resolved by the parties shall be resolved by the Bankruptcy Court. The Plan Agent may seek compensation for work done prior to the Effective Date at her hourly rate under Section 503(b)(4) of the Bankruptcy Code.

2.5         Duration of Plan Agent’s duties. The Plan Agent shall serve until the Claims are resolved. The Plan Agent may resign by an instrument in writing filed with the Bankruptcy Court at least thirty (30) days before the proposed effective date of resignation. Should the Plan Agent resign, a successor plan agent shall be appointed by agreement of the Debtors and WROP, or, if no agreement can be reached, by the Court.

2.6         Removal of Plan Agent. The Plan Agent may be removed from office upon application and order of the Bankruptcy Court for (i) fraud or willful misconduct in connection with the affairs of the Plan, (ii) for such physical or mental disability as substantially prevents the Plan Agent from performing the duties of Plan Agent hereunder or (iii) for cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest.

2.7.         Limitation of Plan Agent's Liability. Notwithstanding anything in this Agreement, the Plan, or the Confirmation Order to the contrary, in exercising the rights granted herein, the Plan Agent shall exercise her reasonable business judgment, to the end that the affairs of the Debtors, WROP and all creditors and parties in interest are reasonably safeguarded; but notwithstanding the foregoing or anything to the contrary in this Agreement, the Plan Agent shall not incur any responsibility or liability of any kind of character whatsoever for any reason, including by reason of any error of law or of any matter or thing done or suffered or omitted to be done under or related to this Agreement, her duties, obligations, activities, or actions as Plan Agent or otherwise related directly or indirectly thereto, unless a Court determines in a final order that such action or omission complained of or damage allegedly incurred thereby is solely a direct result of the Plan Agent's gross negligence, fraud, or willful misconduct. The Plan Agent’s obligations, duties, and responsibilities under the Plan, the Confirmation Order, and this Agreement are qualified in their entirety by the availability of and reasonable likelihood of recovery of sufficient assets or cash to fund the Plan Agent’s activities.

2.8         Indemnification of Plan Agent. The Plan Agent and each of her respective accountants, agents, assigns, attorneys (including the Plan Agent's law firm, if retained), bankers, consultants, directors, employees, executors, financial advisors, investment bankers, real estate brokers, transfer agents, independent contractors, managers, members, officers, partners, predecessors, principals, professional persons, representatives, affiliate, employer, successors and the Plan Agent's firm (each, an “Indemnified Party”) shall be indemnified against and held harmless by the Debtors, and solely from the Debtors’ assets, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) actually incurred without gross negligence, willful misconduct, or fraud on the part of the applicable Indemnified Party (which gross negligence, willful misconduct, or fraud, if any, must be determined by a Final Order of the Bankruptcy Court) for any action taken, suffered, or omitted to be taken by the Plan Agent or Indemnified Party in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or this Agreement, as applicable, if the applicable Indemnified Party acted in good faith and in a manner reasonably believed to be in, in his or her reasonable business judgment. An act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud. The amounts necessary for the indemnification provided in this section of this Agreement shall be paid by the Debtors. The Plan Agent shall not be personally liable for the payment of any expense related to the discharge of her duties.

2.9.         Reporting. The Debtors shall provide monthly reports to the Plan Agent and WROP in the same form as the monthly operating reports provided by the Debtors to the U.S. Trustee’s Office during the administration of the Chapter 11 Cases and shall include, without limitation, cash on-hand, sources and uses of cash on a per-debtor basis. Debtors shall, within 7 days of Debtors’ receipt of such information, supplement such reporting to timely notify the Plan Agent and WROP of any executed letters of intent and purchase and sale agreements for real estate, modifications to or terminations of executed letters of intent or sale agreements, sale closure dates mutually confirmed and scheduled by the parties to such transaction, sale closures, receipt of funds from sales, and the payment of any non-routine operational expense in excess of $50,000.00. The reporting on sales of property shall include money attributable to each specific debtor. Debtors shall provide other general monthly reporting related to broker activity and marketing updates on the 1st of the month each month during the term of the Plan.

Article III

MISCELLANEOUS

3.1         Notices. Any notice or other communication which may be or is required to be given, served, or sent to the Plan Agent, the Debtors or WROP shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery (if receipt is confirmed) addressed as follows.

If to the Plan Agent:

Frances A. Smith

Ross, Smith & Binford, PC

700 N Pearl St., Suite 1610

Dallas, TX 75219

Email: frances.smith@rsbfirm.com

with copy to Jason Binford via email at jason.binford@rsbfirm.com

If to Debtors:

Joyce W. Lindauer

Joyce W. Lindauer Attorney, PLLC

1412 Main Street, Suite 500

Dallas, TX 75202

And to

Bradford Johnson

CEO and President

19407 Park Row, Ste. 140

Houston, TX 77084

If to WROP:

Peter Tropoli, General Counsel and Corporate Secretary

Whitestone REIT

2600 S. Gessner Road, Suite 500

Houston, TX 77063

Email: ptropoli@whitestonereit.com

And to

John J. Kane

Kane Russell Coleman Logan PC

901 Main Street, Suite 5200

Dallas, TX 75219

Email: jkane@krcl.com

3.2         No Bond/Insurance. Notwithstanding any state law to the contrary, the Plan Agent (including any successor) shall be exempt from giving any bond or other security in any jurisdiction. Nothing herein shall prevent the Plan Agent from obtaining a bond or other security as she deems necessary in her reasonable business judgment.

3.3         Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns

3.4         Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.

3.5         Cumulative Rights and Remedies. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies under law or in equity.

3.6.         Waiver. No failure by any Party to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof, or of any other right, power, or privilege.

3.7         Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

3.8         Further Assurances. The Parties agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes and provide for the full implementation of this Agreement and the pertinent provisions of the Plan, and to consummate the transactions contemplated hereby.

3.9         Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts and a facsimile or other electronic form of signature shall be of the same force and effect as an original.

3.10         Jurisdiction. The Bankruptcy Court shall have jurisdiction regarding the Plan Agent and the determination of all disputes arising out of or related to administration of the Plan Agent’s duties hereunder. The Bankruptcy Court shall have continuing jurisdiction and venue to hear and finally determine all disputes and related matters arising out of or related to this Agreement. The parties expressly consent to the Bankruptcy Court hearing and exercising such judicial power as is necessary to finally determine all such disputes and matters. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Agreement, then the provisions of this Agreement shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter, and all applicable references in this Agreement to an order or decision of the Court shall instead mean an order or decision of such other court of competent jurisdiction.

3.11         Modifications. Any modifications of this Agreement shall be in writing, signed by the Plan Agent, Pillarstone, and WROP, and approved by the Bankruptcy Court.  The Plan Agent shall retain the exclusive right and authority to seek Bankruptcy Court approval of a proposed modification of this Agreement if any of the aforementioned parties declines to agree to a proposed modification sought by the Plan Agent.

DEBTORS:

Pillarstone Capital REIT

a Maryland real estate investment trust

Pillarstone Capital REIT Operating Partnership LP

a Delaware limited partnership

By:                  Pillarstone Capital REIT, its general partner

Whitestone Industrial-Office, LLC

a Texas limited liability company

By:                  Pillarstone Capital REIT Operating Partnership LP, its sole Member

By:                  Pillarstone Capital REIT, its general partner

Whitestone Offices LLC

a Texas limited liability company

By:                  Pillarstone Capital REIT Operating Partnership LP, its sole Member

By:                  Pillarstone Capital REIT, its general partner

Whitestone CP Woodland PH2, LLC

a Delaware limited liability company

By:                  Pillarstone Capital REIT Operating Partnership LP, its sole Member

By:                  Pillarstone Capital REIT, its general partner

By:

Bradford D. Johnson

President and CEO of Pillarstone Capital REIT

By:

Joyce W. Lindauer

State Bar No. 21555700

Joyce W. Lindauer Attorney, PLLC

1412 Main Street, Suite 500

Dallas, TX 75202

Attorneys for Debtors

Whitestone REIT Operating Partnership, L.P.

A Delaware limited partnership

By:     Whitestone REIT

a Maryland real estate investment trust

Its:      General Partner

By:     David K. Holeman

Its:     CEO

PLAN AGENT:

By:

Frances A. Smith

Ross, Smith & Binford, PC

700 N Pearl St., Suite 1610

Dallas, TX 75219

Email: frances.smith@rsbfirm.com